As filed with the Securities and Exchange Commission on August 2, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ON SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3840979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5005 E. McDowell Road

Phoenix, Arizona 85008

(Address of Principal Executive Offices) (Zip Code)

ON SEMICONDUCTOR CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

George H. Cave, Esq.

ON SEMICONDUCTOR CORPORATION

5005 E. McDowell Road

Phoenix, Arizona 85008

(602) 244-5226

(Name, address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	3,000,000 shares	$8.01	$24,030,000	$3,278

(1)	Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of ON Semiconductor Corporation. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Stock Market LLC (NASDAQ Global Select Market) on July 29, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to each employee who is eligible to participate in the ON Semiconductor Corporation 2000 Employee Stock Purchase Plan, as amended (the “Plan”), as required by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 filed with the SEC on May 21, 2009 (File No. 333-159381) is hereby incorporated by reference in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The sole purpose of this Registration Statement on Form S-8 is to register an additional 3,000,000 shares of ON Semiconductor Corporation (the “Company”) common stock, par value $0.01, reserved for issuance under the Plan. This increase was approved by the Company’s Board of Directors on March 20, 2013 and the Company’s shareholders on May 15, 2013.

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company or by the Plan with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are incorporated herein by reference, excluding in each case, information deemed furnished and not filed:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

2.	The Plan’s Annual report on Form 11-K for the fiscal year ended December 31, 2012.

3.	The Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 29, 2013 and June 28, 2013.

3.	The Company’s Current Reports on Form 8-K filed February 7, 2013, February 22, 2013, March 8, 2013, March 25, 2013, May 2, 2013, May 17, 2013 and August 1, 2013.

4.	The description of the Company’s common stock included in its registration statement on Form 8-A12G, filed April 21, 2000, and any amendment or report that it has filed (or will file after the date of this registration statement and prior to the termination of this offering) for the purpose of updating such description, including its Current Report on Form 8-K filed with the SEC on May 21, 2009.

1

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, excluding, in each case, information deemed furnished and not filed. Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Snell & Wilmer L.L.P. (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (contained within the signature page hereto)

In addition to those Exhibits shown above, the Company hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Securities Act of 1933, as amended, by reference to the filings set forth below:

Exhibit No.	Description	Previously Filed as Exhibit	File No.	Date Filed

4.2	Amended and Restated Certificate of Incorporation of ON Semiconductor Corporation, as further amended through March 26, 2008	Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2008	000-30419	5/7/08

4.3	Amended and Restated Bylaws of ON Semiconductor Corporation	Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011	000-30419	2/22/12

4.4	Specimen of share certificate of Common Stock, $.01 par value, ON Semiconductor Corporation	Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003	000-30419	3/10/04

4.5	ON Semiconductor Corporation 2000 Employee Stock Purchase Plan (as amended and restated as of May 15, 2013)	Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2013	000-30419	8/2/13

2

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 2, 2013.

ON SEMICONDUCTOR CORPORATION

By:	/s/ Keith D. Jackson
Keith D. Jackson
President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of ON Semiconductor Corporation, whose signatures appear below, hereby constitute and appoint Keith D. Jackson, Bernard Gutmann and George H. Cave, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Keith D. Jackson (Keith D. Jackson)	President, Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2013

/s/ Bernard Gutmann (Bernard Gutmann)	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2013

/s/ J. Daniel McCranie (J. Daniel McCranie)	Chairman of the Board of Directors	August 2, 2013

/s/ Atsushi Abe (Atsushi Abe)	Director	August 2, 2013

/s/ Curtis J. Crawford (Curtis J. Crawford)	Director	August 2, 2013

/s/ Bernard L. Han (Bernard L. Han)	Director	August 2, 2013

/s/ Emmanuel T. Hernandez (Emmanuel T. Hernandez)	Director	August 2, 2013

/s/ Phillip D. Hester (Phillip D. Hester)	Director	August 2, 2013

/s/ Daryl A. Ostrander (Daryl A. Ostrander)	Director	August 2, 2013

/s/ Teresa M. Ressel (Teresa M. Ressel)	Director	August 2, 2013

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 2, 2013.

ON SEMICONDUCTOR 2000 EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ Tobin Cookman
Tobin Cookman
Senior Vice President of Human Resources

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Snell & Wilmer L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Snell & Wilmer L.L.P. (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (contained within the signature page hereto)